Exhibit 10.7

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

2017 STOCK OPTION PLAN

The Board of Directors of Perma-Fix Environmental Services, Inc., a Delaware corporation (the “Company”), has adopted this 2017 Stock Option Plan (the “Plan”) on May 30, 2017, to be effective upon the approval of a majority of the stockholders of the Company present in person or by proxy at any regular or special meeting of the stockholder of the Company (the date of such approval being the “Effective Date”), as follows:

1. Purpose. This Plan allows selected officers, employees, including any employee who is also a member of the Board of Directors, and consultants of the Company or any Subsidiary who bear a large measure of responsibility for the success of the Company to acquire and retain a proprietary interest in the Company and to participate in the future of the Company as stockholders. The purpose of this Plan is to advance the interests of the Company and its stockholders by enabling the Company and the Subsidiaries to offer to its officers, selected employees and selected consultants, equity interests in the Company, thereby enhancing the Company’s ability to attract, retain and reward such individuals, and by providing such individuals an incentive to render outstanding service to the Company and to the Company’s stockholders. The Perma-Fix Environmental Services, Inc. 2010 Stock Option Plan (the “2010 Plan”) continues in full force and effect with respect to all Stock Options issued and unexercised under the 2010 Plan. However, no future Stock Options will be granted under the 2010 Plan. Indeed, 140,000 shares of outstanding and unissued Common Stock under the 2010 Plan will, as of the Effective Date, be included in the number of Shares of Common Stock that may be issued under this Plan, as provided in Section 4.1 of this Plan.

2. Definitions. For purposes of the Plan, the following terms will be defined as set forth below:

2.1	“10% Stockholder” means an individual who owns, at the time a Stock Option is granted, shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (computed in accordance with Section 422(b)(6) of the Code).

2.2	“Act” means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto.

2.3	“Agreement” means the agreement between the Company and the Participant setting forth the terms and conditions of a Stock Option granted under the Plan.

2.4	“Board” means the Board of Directors of the Company.

2.5	“Change of Control” means a change of control of the Company pursuant to paragraph 7.2 hereof.

2.6	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes thereto.

2.7	“Committee” has the meaning set forth in Section 3.1 of this Agreement.

2.8	“Common Stock” means the Common Stock of the Company, par value $.001 per share.

2.9	“Consultant” means an independent contractor or consultant who is not an Employee and who is designated by the Board to be eligible under this Plan.

2.10	“Corporation” means any corporation, limited liability company, partnership or other legal entity.

2.11	“Disability” means termination of employment of a Participant after incurring a “disability” as defined in Section 22(e)(3) of the Code.

2.12	“Employee” means any person, including officers and directors, who is employed on a fulltime basis by the Company or a Subsidiary, including any full-time, salaried officer or employee who is a member of the Board.

2.13	“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time, or any successor statutes thereto.

2.14	“Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, on any given date means the value of one share of Common Stock, determined as follows:

(a)	if the Common Stock of the Company is listed for trading on one or more national securities exchanges, the reported last sales price on such principal exchange on which such Common Stock was so traded;

(b)	if the Common Stock of the Company is not listed for trading on a national securities exchange but is traded in the over-the-counter market, the mean of the highest and lowest bid prices for such Common Stock; or

(c)	if the price of such Common Stock is not reported or listed as described in (a) and (b) above, then the “Fair Market Value” of such Common Stock will be determined by the Committee as of the relevant date, and the Committee will utilize any reasonable and prudent method in determining such Fair Market Value and will not be liable for any such determination made in good faith.

2.15	“For Cause” means the occurrence of any of the following events: (a) Participant fails after three day’s written notice to comply or refuses to comply with a reasonable directive of the Board that is consistent with applicable law; or (b) Participant materially neglects Participant’s duties, is grossly negligent in the performance of those duties, or engages in gross misconduct materially injurious the Company; or (c) embezzlement, fraud or theft of Company assets by the Participant; or (d) Participant’s material breach of the Agreement granting Stock Options; or (e) Participant’s indictment or conviction of a felony.

2.16	“Incentive Stock Option” or “ISO” means any option to purchase shares of Common Stock that is granted pursuant to this Plan and which is intended to be, and designated as, an “incentive stock option” within the meaning of Section 422 of the Code.

2.17	“Layoff” means any termination of service (including service by a Consultant) with the Company, other than termination as a result of Retirement, death, voluntary termination, or termination For Cause.

2.18	“Nonqualified Stock Option” means any option to purchase shares of Common Stock that is granted pursuant this Plan, which is not an Incentive Stock Option.

2.19	“Participant” means an eligible Employee of the Company or a Subsidiary and a Consultant who has been granted a Stock Option under the Plan.

2.20	“Retirement” means (a) with respect to an Employee, termination of all service as an employee at or after the normal or early retirement date set forth in any policy adopted by the Company, or if no such policy has been adopted, such time as determined by the Board or the Committee; and (b) with respect to a Consultant, termination of all services as a Consultant under the terms of the consulting arrangement.

2.21	“Stock Option” means any Incentive Stock Option or Nonqualified Stock Option.

2.22	“Subsidiary” means any Corporation (other than the Company) in an unbroken chain of Corporations beginning with the Company, if, at the time of the granting of the option, each of the Corporations other than the last Corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the Corporations in such.

3. Administration.

3.1	Committee. The Plan shall be administered by the Board, which may delegate authority to administer this Plan to the Compensation and Stock Option Committee of the Board, as such Committee is from time to time constituted. If the Board has not designated a Compensation and Stock Option Committee, then the Board may delegate the authority to administer this Plan to any committee consisting solely of at least two “non-employee directors” within the meaning of Rule 16-3 under the Exchange Act. All references in the Plan to the “Committee” shall mean the Board, the Compensation Committee, or any such other committee designated by the Board that is administering this Plan. The membership of the Committee at all times will be constituted so as to not adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, to the extent it is applicable, or with the requirements of any other applicable law, rule, or regulation.

3.2	Committee Procedures. The Committee will select one of its members as its Chairman and will hold its meetings at such times and places as it will deem advisable. A majority of its members will constitute a quorum, and all determinations will be made by a majority of such quorum. Any determination reduced to writing and signed by a majority of the members of the Committee will be fully effective and a valid act of the Committee as if it had been made by a majority vote at a meeting duly called and held. The membership of the Committee at all times will be constituted so as to not adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, to the extent it is applicable, or with the requirements of any other applicable law, rule, or regulation.

3.3	Power and Authority. The Committee will have full power and authority to do all things necessary or appropriate to administer this Plan according to its terms and provisions (excluding the power to appoint members of the Committee and to terminate, modify, or amend the Plan, except as otherwise authorized by the Board), including, but not limited to, the full power and authority to:

●	award Stock Options, pursuant to the terms of this Plan, to eligible individuals described under paragraph 5 hereof;

●	select the eligible individuals to whom Stock Options may from time to time be awarded under the Plan;

●	determine the Incentive Stock Options, Nonqualified Stock Options, or any combination thereof, to be awarded under the Plan to one or more eligible Employees or, with respect to one or more Employees or eligible Consultants, determine the Nonqualified Stock Options to be awarded;

●	determine the number of shares to be covered by each Stock Option granted under the Plan;

●	determine the form and content of all Agreements;

●	determine the terms and conditions not inconsistent with the terms of the Plan, of any Stock Option granted;

●	determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of a Stock Option granted under the Plan;

●	determine the terms and conditions under which Stock Options are to operate on a tandem basis and/or in conjunction with or apart from other equity or cash awards made by the Company or any Subsidiary outside of this Plan;

●	correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Stock Option or Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; and

●	exercise such other powers as may be necessary or desirable to implement the provisions of this Plan and to carry out its purposes.

3.4	Interpretation of Plan. Subject to paragraphs 3.3 and 8 of the Plan, the Committee will have the authority at its discretion to (a) adopt, alter and repeal such general and special administrative rules, regulations, and practices governing this Plan as it will, from time to time, deem advisable, (b) construe and interpret the terms and provisions of this Plan and any Stock Option issued under this Plan, (c) determine and interpret the form and substance of all Agreements relating to Stock Options, and (d) otherwise supervise the administration of this Plan. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under Section 422 of the Code. Subject to paragraphs 3.3 and 8 hereof, all decisions made by the Committee pursuant to the provisions of this Plan will be made in the Committee’s sole discretion and will be final and binding upon all persons granted Stock Options pursuant to this Plan.

3.5	No Repricing. Subject to paragraph 10 of this Plan, the exercise price for a Stock Option may never be less than (and may not be reduced to less than) 100% of the Fair Market Value of the shares of Common Stock subject to the Stock Option on the date the Stock Option is granted. Except with the approval of the stockholders of the Company, a Stock Option may not be cancelled (a) in exchange for the grant or award of another Stock Option with a lower exercise price, or (b) in exchange for cash or another Plan award, in either event other than in connection with a Change of Control or an adjustment described in paragraph 10 and in all events subject to compliance with the Code Section 409A, the Treasury Regulations thereunder, and applicable guidance under Code Section 409A .

3.6	Limitation on Liability. No member of the Board shall be liable for any action taken or determination made in good faith and in a manner reasonably believed to be in the best interests of the Company with respect to the Plan or any Stock Option granted pursuant to this Plan.

4. Shares Subject to Plan.

4.1	Number of Shares. The maximum number of shares of Common Stock that may be issued under this Plan will be 540,000, subject to adjustment as set forth in Section 10 of this Agreement. Included in such amount are 140,000 shares of outstanding and unissued Common Stock previously available under the 2010 Plan.

4.2	Character of Shares. The Company may elect to satisfy its obligations to a Participant exercising a Stock Option entirely by issuing authorized and unissued shares of Common Stock to the Participant, entirely by transferring treasury shares to the Participant, or in part by issuing authorized and unissued shares and the balance by transferring treasury shares.

5. Eligibility. Incentive Stock Options may be granted only to Employees, including any Employee who is a member of the Board. Nonqualified Stock Options may be granted to Employees of the Company, including an Employee of the Company who is a member of the Board, or to an eligible Consultant.

6. Stock Options.

6.1	Types of Stock Options. Stock Options granted under the Plan may be of two types: (a) Incentive Stock Options and (b) Nonqualified Stock Options. Any Stock Option granted under the Plan will contain such terms, not inconsistent with this Plan, as the Committee may approve. The Committee will have the authority to grant to any eligible Employee either Incentive Stock Options or Nonqualified Stock Options, or both types of Stock Options. The Committee will have the authority to grant to any eligible Consultant only Nonqualified Stock Options. To the extent that any Stock Option (or portion thereof) intended to be an Incentive Stock Option does not qualify for any reason as an Incentive Stock Option, it will constitute a separate Nonqualified Stock Option. The Company shall have no liability to an Employee, or any other party, if a Stock Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option. Stock Options will be granted for no consideration other than services to the Company or a Subsidiary.

6.2	Exercise Price.

●	Not a 10% Stockholder. The exercise price of any Incentive Stock Option granted under this Plan to an individual who is not a 10% Stockholder at the time the Incentive Stock Option is granted and the exercise price of any Nonqualified Stock Option granted under this Plan will be not less than the Fair Market Value of the shares of Common Stock subject to the Stock Option on the date the Stock Option is granted.

●	10% Stockholder. The exercise price of any Incentive Stock Option granted under the Plan to an individual who is a 10% Stockholder at the time the Stock Option is granted will be not less than 110% of the Fair Market Value of the shares of Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted.

6.3	Option Term. The term of each Stock Option will be fixed by the Committee, but no Stock Option will be exercisable more than ten years after the date on which the Stock Option is granted or, in the case of an Incentive Stock Option granted to a 10% Stockholder, five years after the date on which the Incentive Stock Option is granted.

6.4	Exercise of Nonqualified Stock Options. Nonqualified Stock Options will be exercisable at such time or times and subject to such terms and conditions as will be determined by the Committee, except as otherwise provided in this Plan.

6.5	Exercise of Incentive Stock Options.

●	By an Employee. No Incentive Stock Option granted under this Plan will be exercisable after the expiration of ten years from the date such ISO is granted, except that no ISO granted to a person who is a 10% Stockholder will be exercisable after the expiration of five years from the date such ISO is granted. Unless such requirements are waived by the Committee, the Participant, while still in the employment or consulting services of the Company or any Subsidiary, as the case may be, may exercise the ISO as set forth in the applicable Agreement; provided that the terms of the Agreement are consistent with the terms of this Plan.

●	Termination of Employment. No Participant may exercise an ISO after the Participant is no longer an Employee except (a) if a Participant ceases to be an Employee on account of a Disability, the Participant may exercise the ISO within 12 months after the date on which the Participant ceased to be an Employee; (b) if a Participant ceases to be an Employee on account of Retirement, the former Employee may exercise the ISO within six months after the date on which the Employee retired; and (c) if a Participant ceases to be an Employee for any other reason (other than death), the Participant may exercise the ISO within three months after termination of employment. In each case, the ISO may be exercised only for the number of shares for which the Participant could have exercised at the time the Participant ceased to be an Employee.

●	In Case of Death. If any Participant who was granted an ISO dies prior to the termination of such ISO, such ISO may be exercised within six months after the death by the personal representative or executor of the estate of the Participant, or by a person who acquired the right to exercise such ISO by bequest, inheritance, or by reason of the death of such Participant, provided that (a) such Participant died while an Employee of the Company or a Subsidiary or (b) such Participant had ceased to be an Employee on account of a Disability or died within three months after the date on which he ceased to be an Employee. The ISO may be exercised only as to the number of shares exercisable by the Participant as of the date of death.

6.6	Termination of Options. A Stock Option granted under this Plan will be considered terminated, in whole or in part, to the extent that it can no longer be exercised for shares originally subject to it, provided that a Stock Option will be considered terminated at an earlier date upon surrender for cancellation by the Participant to whom such Stock Option was granted.

6.7	For Cause Termination. If a Participant’s employment or service relationship with the Company or any Subsidiary shall be terminated For Cause as defined in paragraph 2.15 hereof, the Committee may, in its sole discretion, immediately terminate such Participant’s right to any further vesting or exercisability with respect to any Stock Option in its entirety. The Committee shall have the power to determine whether the Participant has been terminated For Cause and the date upon which such termination For Cause occurred. Any such determination shall be final, conclusive and binding upon the Participant; provided, however, that for any Participant who is an “executive officer” for purposes of Section 16 of the Exchange Act, such determination shall be subject to the approval of the Board. If the Committee reasonably determines that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment or service relationship For Cause, the Committee may suspend the Participant’s rights to exercise pending a determination by Board whether an act has been committed which could constitute the basis for a termination For Cause as provided in this paragraph 6.7.

6.8	Exercise. Subject to such terms and conditions as shall be specified in the applicable Agreement, Stock Options granted under this Plan may be exercised as provided in the Agreement, in whole or in part, at any time during the term of the Stock Option, by giving written notice of such exercise to the Company identifying the Stock Option being exercised and specifying the number of shares then being purchased. Such notice will be accompanied by payment in full of the exercise price and applicable withholding taxes. A partial exercise of a Stock Option will not affect the right to exercise the Stock Option from time to time in accordance with this Plan as to the remaining shares of Common Stock subject to the Stock Option.

6.9	Payment of Exercise Price. Subject to the terms of the Agreement with respect to the Stock Option that has been exercised, payment of the exercise price of a Stock Option will consist entirely of:

(a)	a cash or wire transfer;

(b)	a certified check or bank check;

(c)	the surrender of other shares of Common Stock owned by the Participant for at least six months prior to the date of exercise, provided such shares have a Fair Market Value on the date of exercise of the Stock Option equal to the aggregate exercise price for the Common Stock being purchased;

(d)	the withholding of such number of Shares then issuable upon exercise of the Option that have an aggregate Fair Market Value equal to the exercise price for the Option being exercised, by request to the Company; or

(e)	a combination of the methods described above.

The Company will not be required to deliver certificates for shares of Common Stock with respect to which a Stock Option is exercised until the Company has confirmed the receipt of good and valuable funds, shares of Common Stock, or a combination thereof, as applicable, in payment of the exercise price. A partial exercise of a Stock Option will not affect the right to exercise the Stock Option from time to time in accordance with this Plan as to the remaining shares of Common Stock subject to the Stock Option.

6.10	Issuance of Shares. As soon as reasonably practicable after its receipt of notice of exercise and payment in full of the exercise price, the Company will cause one or more certificates for the shares so purchased to be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be. No Participant, beneficiary, or estate will have any of the rights of a stockholder with reference to shares of Common Stock subject to a Stock Option until after the Stock Option has been duly exercised and certificates representing the shares of Common Stock so purchased pursuant to the Stock Option have been delivered to the Participant, the Participant’s beneficiary or Participant’s estate.

6.11	$100,000 Per Year Limitation. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all of the Company’s plans) exceeds $100,000, such excess Incentive Stock Options will be treated as Nonqualified Stock Options for purposes of Section 422 of the Code.

7. Acceleration.

7.1	Acceleration Upon Change of Control. Unless the award Agreement provides otherwise or unless the Participant waives the application of this paragraph 7.1 prior to a Change of Control (as hereinafter defined), each outstanding Stock Option granted under the Plan will immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the Agreement immediately prior to a Change of Control.

7.2	Change of Control Defined. A “Change of Control” will be deemed to have occurred upon any of the following events:

●	The consummation of any merger, reverse stock split, recapitalization or other business combination of the Company, with or into another corporation or other entity, or an acquisition of securities or assets by the Company, pursuant to which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a transaction in which the majority of the holders of Common Stock immediately prior to such transaction will own at least 50% of the total voting power of the then-outstanding securities of the surviving corporation immediately after such transaction; or

●	A transaction in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, or any profit-sharing, employee ownership or other employee benefit plan sponsored by the Company or any Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities): (a) will purchase any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (b) will become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of transactions), of securities of the Company representing 50% or more of the total voting power of the then-outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire the Company’s securities); or

●	If, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board and any new director whose election by the Board, or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously so approved, cease for any reason to constitute a majority thereof; or

●	Upon a complete liquidation or dissolution of the Company.

7.3	General Waiver by Board. The Committee may, after the grant of a Stock Option, accelerate the vesting of all or any part of any Stock Option, and/or waive any limitations or restrictions, if any, for all or any part of a Stock Option.

8. Amendments and Termination.

8.1	Amendments to Plan; Termination. The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan; provided, however, that no such amendment will be effective unless and until it has been duly approved by the stockholders of the outstanding shares of Common Stock if (a) such amendment materially increases the benefits accruing to Participants under this Plan; (b) such amendment increases the number of securities which may be issued under this Plan (except as provided by paragraph 10 of this Plan); (c) such amendment materially modifies the requirements as to eligibility for participation in this Plan; or, (d) the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation.

8.2	Amendments to Stock Options. The Board may amend the terms of any Stock Option granted under the Plan; provided, however, (a) that subject to paragraph 10.2 hereof, no such amendment may be made by the Board which in any material respect impairs the rights of the Participant without the Participant’s consent, and (b) the terms of such amendment are consistent with the Plan.

9. Term of Plan. The Plan will be effective as of the Effective Date. Any Stock Options granted under the Plan prior to such approval will be effective upon, and subject to, approval of the Plan by the Company’s stockholders (and no Stock Options will vest or otherwise become free of restrictions prior to such approval). No Stock Options will be granted pursuant to the Plan on or after the 10th anniversary of the Effective Date, but Stock Options granted prior to such 10th anniversary may extend beyond that date. The Plan will terminate after the 10th anniversary of the Effective Date or if later, at such time as all Stock Options granted under the Plan are no longer outstanding.

10. Adjustment Upon Change of Shares.

10.1	Stock Splits, etc. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock for which Stock Options may thereafter be granted, and the number of shares of Common Stock then subject to Stock Options previously granted, and the price per share payable upon exercise of such Stock Option will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company.

10.2	Merger; Reorganization. If the Company is reorganized or consolidated or merged with another corporation, in which the Company is the non-surviving corporation, a Participant of an outstanding Stock Option granted under this Plan will be entitled (subject to the provisions of this paragraph 10) to receive options covering shares of such reorganized, consolidated or merged corporation in the same proportion as granted to Participant prior to such reorganization, consolidation or merger at an equivalent exercise price, and subject to the same terms and conditions as this Plan. For purposes of the preceding sentence, the excess of the aggregate Fair Market Value of shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate exercise price of such shares will not be more than the excess of the aggregate Fair Market Value of all shares of Common Stock subject to the Stock Option immediately before such reorganization, consolidation or merger over the aggregate exercise price of such shares of Common Stock, and the new Stock Option or assumption of the old Stock Option by any surviving corporation will not give the Participant additional benefits which he did not have under the old Stock Option.

10.3	Determination of Committee. To the extent that the foregoing adjustments relate to the shares of Common Stock of the Company, such adjustments will be made by the Committee, whose determination in that respect will be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan will not be adjusted in a manner that causes the Incentive Stock Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

10.4	No Rights. Except as expressly provided in this paragraph 10, the Participant will have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation, reorganization or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to Stock Options granted under this Plan.

10.5	Authority of Company. The grant of a Stock Option pursuant to this Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

11. General Provisions.

11.1	Code Section 409A. To the extent applicable, the Plan and each Agreement shall be interpreted and construed in compliance with Section 409A of the Code and Treasury Department regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. Although the Company intends to administer the Plan so that it will comply with or be excepted from the requirements of Section 409A of the Code, the Company does not represent or warrant that the Plan will comply with or be excepted from Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company nor any of its Subsidiaries, nor its or their respective directors, officers, employees or advisers, shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan.

11.2	Investment Representations. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option under this Plan to represent to and agree with the Company in writing that, among other things, the Participant is acquiring the shares for investment purposes only without a view to distribution thereof.

11.3	Designation of Beneficiary. Notwithstanding any provisions in this Plan to the contrary, the Committee may provide in the terms of an Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights or other benefits specified under a Stock Option following the Participant’s death. During the lifetime of a Participant, a Stock Option shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, a Stock Option may, to the extent permitted by the Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Stock Option under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Stock Option was exercisable by the Participant on the date of the Participant’s death.

11.4	Additional Incentive Arrangements. Nothing contained in this Plan will prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of stock and cash otherwise than under this Plan. Such arrangements may be either generally applicable or applicable only in specific cases.

11.5	No Right of Employment or Continuing Consultancy. Nothing contained in this Plan or in any Stock Option hereunder will be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment or continuing consultancy, as the case may be, with the Company or any Subsidiary, nor will it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time or terminate the consulting arrangement of any Consultant.

11.6	Withholding Taxes. Not later than the date as of which an amount first becomes includible in the gross income of the Participant who is an Employee for federal income tax purposes with respect to any award under the Plan, the Participant who is an Employee will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company under this Plan will be conditional upon such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant who is an Employee.

11.7	Governing Law. This Plan and all awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

11.8	Other Benefit Plans. Any award granted under this Plan will not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and will not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

11.9	Employee Status. With respect to a Participant who is an Employee, the Committee may decide in each case to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons, will not interrupt continuous employment. Any Stock Options granted under this Plan will not be affected by any change of employment, so long as the Participant continues to be an Employee of the Company or any Subsidiary.

11.10	Restrictions on Transfer. A Stock Option may not be transferred except by will or by the laws of descent and distribution, and may not be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void. No right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. Unless otherwise provided in this Plan or the Agreement, any Stock Option granted under this Plan is only exercisable during the lifetime of the Participant by the Participant or by his guardian or legal representative.

11.11	Applicable Laws. The obligations of the Company with respect to all Stock Options under this Plan will be subject to (a) all applicable laws, rules and regulations, including, without limitation, the requirements of all federal securities laws, rules and regulations and state securities and blue sky laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act, and (b) the rules and regulations of any national securities exchange on which the Common Stock may be listed or the Nasdaq if the Common Stock is designated for quotation thereon.

11.12	Conflicts. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation, and/or with respect to Incentive Stock Options, Section 422 of the Code, then such terms or provisions will be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and/or with respect to Incentive Stock Options, Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision will be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

11.13	Written Agreements. Each Stock Option granted under this Plan will be evidenced by, and will be subject to the terms of the Agreement approved by the Committee and executed by the Company and the Participant. The Committee may terminate any award made under this Plan if the Agreement relating thereto is not executed and returned to the Company within 30 days after the Agreement has been delivered to the Participant for his or her execution.

11.14	Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee will be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

11.15	Common Stock Certificates. All certificates for shares of Common Stock delivered under this Plan will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, any applicable federal or state securities law and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.16	Unfunded Status of Plan. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company.

11.17	Liability of the Company. Neither the Company, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an Incentive Stock Option under Section 422 of the Code.

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